UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Zotec Partners, LLC

On July 26, 2013, CBIZ, Inc., a Delaware corporation (the “Company”), through its subsidiary CBIZ Operations, Inc., an Ohio Corporation (“CBIZ”), entered into an agreement (the “Zotec Agreement”) with Zotec Partners, LLC, an Indiana limited liability company (“Zotec” and “Buyer”), to sell all of the issued and outstanding capital stock of each of CBIZ Medical Management Professionals, Inc., an Ohio corporation, and CBIZ Medical Management, Inc., a North Carolina corporation, and substantially all of the stock of their subsidiary companies, collectively consisting of all of CBIZ’s Medical Management Professionals ongoing operations and business (“MMP”).

Pursuant to the Zotec Agreement, Buyer will pay a purchase price of approximately $201.6 million (the “Purchase Price”) in consideration for the sale of MMP. The Purchase Price is subject to adjustments including increase by the amount of all Closing Date Cash, decrease by the amount of all Closing Date Indebtedness, and increase or decrease, as the case may be, by the amount of the Working Capital Adjustment, if any, as those terms are defined in and calculated under the Zotec Agreement. The Zotec Agreement contains customary representations, warranties and covenants by the respective parties. The representations and warranties were made solely for purposes of the Zotec Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. The representations and warranties should not be relied on as factual information at the time they were made or otherwise. Subject to the prior satisfaction and/or waiver of all conditions to closing under the terms and conditions of the Zotec Agreement, the purchase and sale of MMP is scheduled to take place on August 30, 2013, subject to the operation of certain terms providing for the extension of the closing date.

Each party’s obligations to consummate the transaction pursuant to the Zotec Agreement is subject to customary conditions as set out therein, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ii) performance in all material respects by each of the parties of its obligations and conditions; (iii) absence of any change in assets, liabilities, business, prospects, results of operations or financial condition that had or could be reasonably expected to have a Material Adverse Effect, as defined in the Zotec Agreement; and (iv) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other approval or review required under applicable law.

The Zotec Agreement may be terminated at any time prior to the closing of the transaction: (i) by mutual agreement; (ii) by either party not in material breach if there have been certain material breaches, inaccuracies in or failures to perform certain representations, warranties, covenants or agreements made by the other party and such breaches, inaccuracies or failures cannot be cured by the other party on or prior November 1, 2013; (iii) there exist certain orders preventing the consummation of the transaction; (iii) by either party if the transaction has not closed on or prior to November 1, 2013, as long as the action or inaction of such party or any of its Affiliates has not been a principal cause of or resulted in the failure of the Closing as defined by the Zotec Agreement; or (v) as otherwise provided by the terms of the Zotec Agreement.

The foregoing description of the Zotec Agreement does not purport to be complete and is qualified in its entirety by reference to the Zotec Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Stock Purchase Agreement with Westbury

On July 26, 2013, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Westbury (Bermuda) Ltd., a Bermuda exempted company (“Westbury”), Westbury Trust, a Bermuda trust, and Michael G. DeGroote, pursuant to which the Company agreed to purchase from Westbury 3,858,334.5 shares of the Company’s common stock (the “Purchased Shares”), pursuant to a Stock and Option Purchase Agreement, dated September 13, 2010, are described in the Current Report on Form 8-K and attendant exhibits filed with the Securities and Exchange Commission on September 17, 2010 (the “Option Agreement”). The Option Agreement contained, among other terms, an irrevocable option (the “Option”) to purchase 7,716,669 shares of the Company’s common stock. Following the completion of the purchase of the Purchased Shares under the Purchase Agreement, the remaining shares subject to the Option Agreement (the “Remaining Shares”), in the amount of 3,858,334.5 shares, will remain subject to the Option Agreement for the remainder of its term. The Company agreed to pay Westbury $25,657,924.43 for the Purchased Shares, which represents a price per share of $6.65.

The conditions under which the Company is obligated to consummate the Purchase Agreement and to purchase the Purchased Shares are set out in the Purchase Agreement and include the prior close of the Zotec Agreement in accordance with its terms, currently expected to occur approximately on September 1, 2013. The Purchase Agreement may be terminated if the Zotec Agreement is not closed on or prior to November 1, 2013.

The Option on the Remaining Shares will continue until its expiration on September 30, 2013 and may be exercised, in whole or in part, at any time on or before the expiration date. Under the Option Agreement the exercise price for the Remaining Shares is $7.25 per share (subject to adjustment in accordance with the terms of the Option Agreement). The Remaining Shares will continue to be held in a custody account subject to a custody agreement previously established pursuant to the Option Agreement, until the expiration of the Option.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Prior to the consummation of the transactions contemplated by the Purchase Agreement, and during the term of the Option, Westbury owns approximately 15.3% of the Company’s outstanding shares of common stock. Once the Company’s purchase of the Purchased Shares is completed, and assuming Westbury otherwise does not dispose of the Remaining Shares following the expiration of the Option, Westbury is expected to hold 3,858,334.5 shares, or approximately 8.3% of the Company’s common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the Company’s ability to close the sale of its Medical Management Professionals business to Zotec Partners, LLC, including the satisfaction of customary closing conditions and regulatory approvals, the Company’s ability to close the Westbury Stock Purchase Agreement, the impact of the disposition and stock purchase on the Company’s stock price; the anticipated benefits of the disposition and stock purchase on the Company’s financial results, business performance, and/or product offerings; the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. The information set forth herein speaks only as of the date hereof, and CBIZ disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2013, the Company held an earnings conference call regarding its financial results for the three and six months ended June 30, 2013, as well as with respect to other information contained in its press release issued July 29, 2013. A transcript of the earnings conference call held is furnished herewith as Exhibit 99.1. The exhibit contains, and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 7.01	Regulation FD Disclosure.

The accompanying Exhibit 99.1 may contain information subject to Regulation FD of the Securities and Exchange Act of 1934.

Item 9.01	Exhibits.

(d)	Exhibits.

2.1*	Stock Purchase Agreement, dated July 26, 2013, among CBIZ Operations, Inc. and Zotec Partners, LLC.

10.1	Stock Purchase Agreement, dated July 26, 2013, among CBIZ, Inc., Westbury (Bermuda) Ltd., Westbury Trust, and Michael G. DeGroote.

99.1	Transcript of earnings conference call held on July 29, 2013, discussing CBIZ’s financial results for the quarter and six months ended June 30, 2013.

*	Exhibits and schedules to the Purchase Agreement have been omitted. CBIZ will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2013

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary